Exhibit 99.1
FOR IMMEDIATE RELEASE
Company Delivers Another Record Bookings Quarter, Strong Revenue and EBITDA Results
•	Total revenues for the fiscal year ended March 31, 2010 were $292.3 million, representing a 17% increase over the prior fiscal year; Total revenues for the quarter ended March 31, 2010 were $82.5 million, representing increases of 11% compared to the third quarter of fiscal 2010 and 20% over the previous fiscal year, respectively.

•	EBITDA, as adjusted, for fiscal year 2010 was $81.0 million, representing a 32% increase over the prior fiscal year; EBITDA, as adjusted, for the fourth quarter was $26.5 million, representing increases of 34% compared to the third quarter of fiscal 2010 and 20% over the previous fiscal year, respectively.

•	Bookings were a record $45.5 million for the quarter ended March 31, 2010.

•	Income from operations for the fourth quarter was $12.4 million, representing a 15% year-over-year increase.

•	56 new customers were added in the fourth quarter, bringing the total number of customers to 1,350.
MIAMI — May 27, 2010 — Terremark Worldwide, Inc. (NASDAQ:TMRK), a leading global provider of managed IT infrastructure services, today reported its results for the quarter and fiscal year ended March 31, 2010.
The company delivered record bookings of $45.5 for the quarter ended March 31, 2010. For fiscal year 2010, Terremark produced total revenues of $292.3 million and EBITDA, as adjusted, of $81.0 million, respectively, in line with previously announced guidance.
“With another very strong quarter and fiscal year, Terremark continues to produce the positive results that reflect the strong demand among federal and enterprise customers for our suite of industry-leading solutions across our global footprint and our proven ability to successfully execute our strategic plan,” said Manuel D. Medina, Chairman and CEO of Terremark. “Our consecutive quarters of record bookings, robust pipeline and strategic expansion create a solid base for fiscal 2011 and a clear path for sustained growth.”

“Our strong performance across all our key financial metrics, and the positive momentum we have generated in previous quarters, validates the confidence we have in our ability to deliver strong results,” said Jose Segrera, Chief Financial Officer of Terremark.
Q4 FY10 Financial Highlights
•	Total revenues for the quarter and fiscal year ended March 31, 2010 were $82.5 million, representing increases of 11% compared to the third quarter of fiscal 2010 and 20% over the previous fiscal year, respectively. Total revenues for the fiscal year ended March 31, 2010 were $292.3 million, representing a 17% increase over the prior fiscal year.

•	EBITDA, as adjusted, for the fourth quarter was $26.5 million, representing a 20% year-over-year increase and a 34% sequential increase; EBITDA, as adjusted, for fiscal year 2010 was $81.0 million, representing a 32% increase over the prior fiscal year. EBITDA, as adjusted, is defined as income (loss) from operations less depreciation, amortization, integration expenses, certain legal and professional costs, litigation and employment settlements, share-based payments, including share-settled liabilities and other non-cash expenses. EBITDA, as adjusted, should be considered in addition to, but not in lieu of, income (loss) from operations reported under generally accepted accounting principles (GAAP).

•	Income from operations for the fourth quarter was $12.4 million, representing a 15% year-over-year increase.

•	Gross profit margins, excluding depreciation and amortization, were 50% for the quarter and 45% for the fiscal year ended March 31, 2010.

•	Cross connects billed to customers increased to 9,154 as of March 31, 2010 from 8,883 the previous quarter and 8,339 a year earlier, representing increases of 3% and 10%, respectively. The consistent increase in cross connects billed to customers underscores the compelling value of Terremark’s network-neutral model.

•	Utilization of total colocation space utilization was 29.0% as of March 31, 2010. Utilization of built-out colocation space was 54.4% as of March 31, 2010.

Q4 FY10 Business Highlights
•	Terremark increased the annualized cloud computing run rate to $21.9 million during the fourth quarter, a 27% increase from the previous quarter. The company’s cloud computing solutions continue to gain traction with Fortune 500 enterprises and federal government agencies looking to deploy and manage applications faster, while substantially reducing their total cost of ownership.

•	During the quarter ended March 31, 2010, Terremark added 56 new customers, for a total of 1,350 customers at the end of the period.

•	Terremark had another quarter of record bookings with $45.5 million of new annual contract value booked in the quarter ended March 31, 2010. The company had $30.1 million of recurring bookings in the quarter, also the best in the company’s history.

•	Terremark recently announced the launch of the third datacenter at its Network Access Point (NAP) of the Capital Region campus. With more than 65 percent of the available datacenter space at the campus contracted, including the recently launched third datacenter, the company acquired 27 acres of land adjacent to the campus to accommodate future success-based growth. The $5-million land acquisition provides Terremark the ability to add at least 250,000 square feet of high-quality datacenter space and close to 100,000 square feet of Class A office space, effectively doubling the size of the campus. Terremark also unveiled the NAP of the Capital Region’s 72,000-square-foot headquarters building, which includes a 150-seat auditorium built to the Federal government’s Physical Security Standards for Sensitive Compartmented Information Facilities (SCIF) and approximately 50,000 square feet of Class A office space that can be built to SCIF specifications in order to meet customer demands.
Business Outlook
•	For the first quarter of fiscal 2011, the Company expects revenues to range from $77 million to $79 million and EBITDA, as adjusted, to range from $18 million to $20 million.

•	For the full 2011 fiscal year, the Company raises guidance of revenues to range from $338 million to $343 million and EBITDA, as adjusted, to range from $98 million to $101 million.

The foregoing statements regarding targets for the quarter and full year are forward-looking and actual results may differ materially. These are the Company’s targets, not predictions of actual performance.
Conference Call Information
•	The Company will hold a conference call today, May 27, 2010 at 5:00 p.m. ET, to discuss all of the above.

•	To participate on the conference call, please dial 800-573-4840 (domestic) or 617-224-4326 (international) five to ten minutes before the call and reference the passcode TMRK Call.

•	A simultaneous live Webcast of the call will be available on the Internet at http://www.terremark.com, under the Investor Relations heading.

•	A replay of the call will be available beginning on Thursday, May 27, 2010 at 8:00 p.m. (ET) by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and providing the following replay code: 33029808. In addition, the Webcast will be available on the Company’s web site at http://www.terremark.com.
Additional information regarding the Company’s financial performance as of and for the quarter and fiscal year ended March 31, 2010 and a comparison to the quarter and fiscal year ended March 31, 2009 and the quarter ended December 31, 2009 can be found on the attached balance sheet and statement of operations and in the Company’s Annual Report on Form 10-K.
About Terremark Worldwide, Inc.
Terremark Worldwide (NASDAQ:TMRK) is a leading global provider of IT infrastructure services delivered on the industry’s most robust and advanced technology platform. Leveraging data centers in the United States, Europe and Latin America with access to massive and diverse network connectivity, Terremark delivers government and enterprise customers a comprehensive suite of managed solutions including managed hosting, colocation, disaster recovery, security, data storage and cloud computing services. Terremark’s Enterprise Cloud computing architecture delivers the agility, scale and economic benefits of cloud computing to mission-critical enterprise and Web 2.0 applications and its DigitalOps® service platform combines end-to-end systems management workflow with a comprehensive customer portal. More information about Terremark Worldwide can be found at http://www.terremark.com.

Statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terremark’s actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, including uncertainties inherent in government contracting, its ability to cross-sell across an acquired customer base, ability to increase revenue yields within facilities, ability to refinance existing debt, uncertainties and other factors, as discussed in Terremark’s filings with the SEC. These factors include, without limitation, Terremark’s ability to obtain funding for its business plans, uncertainty in the demand for Terremark’s services or products, Terremark’s ability to manage its growth, and the successful integration of operations of acquired companies. Terremark does not assume any obligation to update these forward-looking statements.
# # #
Non-GAAP Financial Measures
Terremark continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Terremark uses non-GAAP financial measures, such as EBITDA, as adjusted. In presenting these non-GAAP financial measures, Terremark excludes certain items that it believes are not good indicators of the Company’s current or future operating performance. These items are depreciation, amortization, integration expenses, certain legal and professional costs, litigation and employment settlements, share-based payments, including share-settled liabilities and other non-cash expenses.
Terremark intends to calculate the various non-GAAP financial measures in future periods on a basis consistent with its calculation of those measures for the three and twelve months ended March 31, 2010 and 2009 and the three months ended December 31, 2009, presented within this press release.
CONTACT:
Media Relations
Terremark Worldwide, Inc.
Xavier Gonzalez
305-961-3134
xgonzalez@terremark.com
Investor Relations
Terremark Worldwide, Inc.
Hunter Blankenbaker
305-961-3109
hblankenbaker@terremark.com

Terremark Worldwide, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,	March 31,
	2010	2009	2009
Assets

Current assets
Cash and cash equivalents	$53,468	$59,560	$51,786
Restricted cash	—	—	1,107
Accounts receivable, net	50,266	41,885	35,816
Prepaid expenses and other current assets	13,023	13,234	9,246

Total current assets	116,757	114,679	97,955
Property and equipment, net	404,656	376,994	301,002
Debt issuance costs, net	3,384	3,369	7,409
Other assets	17,578	17,798	10,845
Intangibles, net	11,759	12,236	12,992
Goodwill	96,112	95,946	86,139

Total assets	$650,246	$621,022	$516,342

Liabilities and Stockholder’s Equity

Current liabilities
Current portion of capital lease obligations and secured loans	$4,919	$4,212	$3,823
Accounts payable and other current liabilities	74,640	62,557	55,517
Interest payable	17,308	3,247	4,835
Current portion of convertible debt	—	—	32,376

Total current liabilities	96,867	70,016	96,551
Secured loans, less current portion	388,835	388,207	252,728
Convertible debt, less current portion	57,192	57,192	57,192
Deferred rent and other liabilities	18,351	17,514	19,133
Deferred revenue	8,514	8,424	7,740

Total liabilities	569,759	541,353	433,344

Commitments and contingencies	—	—	—

Stockholders’ equity
Series I convertible preferred stock	—	—	—
Common stock	65	65	60
Common stock warrants	8,901	8,901	8,960
Additional paid-in capital	456,860	454,364	428,251
Accumulated deficit	(384,667)	(383,486)	(352,994)
Accumulated other comprehensive loss	(672)	(175)	(1,279)

Total stockholders’ equity	80,487	79,669	82,998

Total liabilities and stockholders’ equity	$650,246	$621,022	$516,342

Terremark Worldwide, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
Revenues	$82,511	$74,272	$68,896

Expenses
Cost of revenues, excluding depreciation and amortization	41,234	41,880	34,975
General and administrative	9,260	8,807	8,092
Sales and marketing	9,202	7,197	6,916
Depreciation and amortization	10,408	9,708	8,139

Operating expenses	70,104	67,592	58,122

Income from operations	12,407	6,680	10,774

Other (expenses) income
Interest expense	(12,994)	(13,656)	(8,157)
Interest income	59	85	129
Change in fair value of derivatives	342	(367)	184
Financing charges and other	(754)	59	113

Total other expenses	(13,347)	(13,879)	(7,731)

(Loss) income before income taxes	(940)	(7,199)	3,043
Income tax expense (benefit)	241	879	(1,103)

Net (loss) income	(1,181)	(8,078)	4,146
Preferred dividend	(234)	(234)	(221)
Earnings attributable to participating security holders	—	—	(462)

Net (loss) income attributable to common stockholders	$(1,415)	$(8,312)	$3,463

Net (loss) income per common share:
Basic and diluted	$(0.02)	$(0.13)	$0.06

Weighted average common shares outstanding — basic and diluted	65,017	64,803	59,723

Reconciliation of Income from Operations to EBITDA, as adjusted:
Income from operations	12,407	6,680	10,774
Depreciation and amortization	10,408	9,708	8,139
Share-based payments, including share-settled liabilities	3,093	2,307	2,791
Certain legal and professional costs	615	801	257
Litigation and employment settlements	—	278	127

EBITDA, as adjusted	$26,523	$19,774	$22,088

Calculation of Gross Profit Margin:
Revenues	82,511	74,272	68,896
Less:
Cost of revenues, excluding depreciation and amortization	41,234	41,880	34,975

Gross profit	$41,277	$32,392	$33,921

Gross Profit Margin as a % of Revenues	50%	44%	49%

Terremark Worldwide, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	For the Twelve Months Ended
	March 31,	March 31,
	2010	2009
Revenues	$292,347	$250,470

Expenses
Cost of revenues, excluding depreciation and amortization	159,596	136,434
General and administrative	34,782	36,795
Sales and marketing	28,774	26,549
Depreciation and amortization	37,882	28,224

Operating expenses	261,034	228,002

Income from operations	31,313	22,468

Other (expenses) income
Interest expense	(49,643)	(29,980)
Interest income	356	1,332
Change in fair value of derivatives	(1,464)	(3,886)
Financing charges and other	60	(582)
Loss on early extinguishment of debt	(10,275)	—

Total other expenses	(60,966)	(33,116)

Loss before income taxes	(29,653)	(10,648)
Income tax expense (benefit)	2,020	(79)

Net loss	(31,673)	(10,569)
Preferred dividend	(937)	(807)

Net loss attributable to common stockholders	$(32,610)	$(11,376)

Net loss per common share:
Basic and diluted	$(0.51)	$(0.19)

Weighted average common shares outstanding — basic and diluted	63,977	59,438

Reconciliation of Income from Operations to EBITDA, as adjusted:
Income from operations	31,313	22,468
Depreciation and amortization	37,882	28,224
Share-based payments, including share-settled liabilities	9,548	7,729
Certain legal and professional costs	1,809	1,613
Litigation and employment settlements	420	897
Other non-cash expenses	—	383

EBITDA, as adjusted	$80,972	$61,314

Calculation of Gross Profit Margin:
Revenues	292,347	250,470
Less:
Cost of revenues, excluding depreciation and amortization	159,596	136,434

Gross profit	$132,751	$114,036

Gross Profit Margin as a % of Revenues	45%	46%